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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the reference to our Firm under the caption "Experts" and to the use of our report on the financial statements of Tritheim Technologies, Inc. dated November 6, 1998, included in the Registration Statement and related Prospectus of PubliCARD, Inc. dated June 11, 1999.

                                          /s/ ARTHUR ANDERSEN LLP

Tampa, Florida
June 10, 1999